UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2003

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19591	33-0245076
(Commission File No.)	(IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California 92122
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 860-2500

Item 5. Other Events and Required FD Disclosure.

     On September 3, 2003, Epimmune Inc., a Delaware corporation, issued a press release announcing a reduction of its workforce aimed at focusing its resources on the most advanced clinical programs and its sponsored and partnered programs. Epimmune will reduce its research and administrative staff by 11 individuals or 23%, which will result in a one-time restructuring charge of approximately $350,000 in the third quarter ending September 30, 2003. The restructuring and other cost-cutting measures are expected to result in an annualized cost savings of approximately $1.7 million. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1	Press Release of Epimmune Inc. dated September 3, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC

Dated: September 3, 2003	By:	/s/ Robert De Vaere

Robert De Vaere
Vice President, Finance and Chief Financial Officer
(Principal Accounting Officer and Officer duly authorized to sign this report on behalf of the Registrant)

INDEX TO EXHIBITS

99.1	Press Release of Epimmune Inc. dated September 3, 2003.